Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL MEDICAL REIT INC. ANNOUNCES FIRST QUARTER 2017

FINANCIAL RESULTS

Reconciliations of non-GAAP financial measures for Funds from Operations and Adjusted Funds from Operations are included in the financial tables at the end of this announcement.

Bethesda, MD – May 11, 2017 – Global Medical REIT Inc. (NYSE: GMRE) (the “Company”), a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share, today announces its financial results for the first quarter ended March 31, 2017.

2017 First Quarter Highlights (all comparisons are to the same quarter in the prior year unless otherwise noted)

•	Total revenue increased to $4.7 million from $1.3 million.

•	Net loss increased to $(2.5) million from $(1.9) million.

•	Funds from Operations (“FFO”) increased to $(0.05) per share from $(2.48) per share.

•	Adjusted Funds from Operations ("AFFO") increased to $0.02 per share from $(1.21) per share.

•	Leased rate of 100% at both March 31, 2017 and March 31, 2016.

•	During the first quarter, the Company completed eight acquisitions containing a total of 281,299 square feet of gross leasable area for an aggregate purchase price of approximately $107.5 million.

•	On March 20, 2017, the Company declared a quarterly cash dividend of $0.20 per share of common stock to stockholders of record as of March 27, 2017 and to the holders of the Company’s long-term incentive plan units that were granted on July 1, 2016 and December 21, 2016. On an annualized basis, this amounts to a dividend of $0.80 per share, or a 9.62% dividend yield based on the closing price of the Company’s common stock of $8.32 per share on March 20, 2017.

•	On March 3, 2017, the Company entered into an amended secured credit facility agreement with an increased base commitment amount of up to $200 million plus an accordion feature of up to $50 million, bringing the total commitment under the amended secured credit facility to $250 million.

David A. Young, the Company’s Chief Executive Officer, commented, “We had another successful quarter in terms of acquisitions as we completed eight acquisitions for 10 geographically-diverse buildings and added a total of approximately 281,000 square feet of gross leasable area, for a combined purchase price of approximately $107.5 million. Including these properties, our gross leasable area at March 31, 2017 was approximately 946,000 square feet and our gross investment in real estate was approximately $315 million (including approximately $16 million of intangible assets acquired net of intangible liabilities acquired).”

Mr. Young continued, “Looking at our first quarter acquisitions a bit more closely, roughly three quarters of our gross investment for the first quarter occurred at the end of March. This meant that those properties provided a very small contribution to rental revenue for the quarter, yet we recognized in the quarter all of the expenses associated with sourcing and closing those acquisitions. With those properties now contributing rental revenue, we expect our AFFO in the second quarter and beyond will reflect the full effect of the rental revenue from these properties. With the portfolio we now have in place, our minimum contracted rent cash payments to be received in 2017 amount to approximately $17.6 million and that increases to approximately $23.8 million of cash to be received in 2018, based on contracted rent increases already in place. Additionally, we have acquisitions that we are actively pursuing that we hope to have under contract in the next few weeks. Once these deals are under contract we intend to announce FFO and AFFO guidance ranges for the remainder of 2017.”

2017 First Quarter Financial Review

•	For the three months ended March 31, 2017, total revenue increased to $4.7 million, compared with total revenue of $1.3 million for the first quarter in the prior year as the Company’s larger property portfolio generated increased rental revenue.

•	Net loss for the three months ended March 31, 2017 was $(2.5) million, or $(0.14) per basic and diluted share, compared to net loss of $(1.9) million, or $(3.11) per basic and diluted share, during the first quarter in the prior year.

•	The increase in net loss for the three months ended March 31, 2017 was primarily due to acquisition costs, stock-based compensation expense, and generally due to increased operating expenses as a result of the growth in the Company’s portfolio of properties.

•	FFO per share was $(0.05) based on 17,605,675 basic and diluted weighted average shares outstanding compared to $(2.48) for the first quarter in the prior year based on 624,978 basic and diluted weighted average shares outstanding.

•	AFFO per share was positive $0.02 based on 17,605,675 basic and diluted weighted average shares outstanding compared to $(1.21) for the first quarter in the prior year based on 624,978 basic and diluted weighted average shares outstanding. The positive AFFO per share during the current quarter resulted primarily from the add back of both acquisition costs and stock-based compensation expense.

Acquisition Activity

Completed Acquisitions During the First Quarter Ended March 31, 2017

•	On January 10, 2017, the Company acquired one medical office building located in Cape Coral, FL for a purchase price of $7.25 million, adding a total of 25,814 square feet. As part of this transaction, the Company entered into a new 10-year, triple-net lease with The Sypert Institute, P.A., effective as of January 17, 2017, and expiring in 2027 with three additional five-year renewal options. The Company funded the acquisition using borrowings from its revolving credit facility.

•	On January 12, 2017, the Company acquired one medical office building located in Lewisburg, PA for $7.30 million, adding a total of 28,480 square feet. Upon closing the transaction, the Company assumed two associated leases, the GMC lease and the GSS lease, which are both triple-net leases. The GMC lease, effective as of April 15, 2008, and expiring in 2023, has a fifteen-year initial term and two five-year optional extension terms. The GSS lease, effective as of August 1, 2011, and expiring in 2023, has an initial term of 11 years and 9 months and two five-year optional extension terms. The Company funded the acquisition using borrowings from its revolving credit facility.

•	On February 1, 2017, the Company acquired one medical office building located in Las Cruces, NM for a purchase price of $4.88 million, adding a total of 15,761 square feet. As part of this acquisition, the Company entered into a new 12-year, triple-net lease with four five-year extension options. The Company funded the acquisition using borrowings from its revolving credit facility and available cash.

•	On February 9, 2017, the Company acquired one medical office building located in Prescott, AZ for a purchase price of $4.5 million, adding a total of 12,000 square feet. Upon the closing of the acquisition, the Company executed a new 10-year triple-net lease. The Company funded the acquisition using borrowings from its revolving credit facility.

•	On March 1, 2017, the Company acquired one medical office building located in Clermont, FL for a purchase price of $5.23 million, adding a total of 18,152 square feet. Upon the closing of this acquisition, the Company acquired the seller’s interest in a ground lease and assumed the seller’s interest, as sublessor, in four subleases. The Company funded the acquisition using borrowings from its revolving credit facility.

•	On March 10, 2017, the Company acquired one medical office building located in Sandusky, OH, for approximately $4.34 million, adding a total of 20,518 square feet. This acquisition included the sixth of seven properties the Company is acquiring from Northern Ohio Medical Specialists ("NOMS"). Upon closing, this property was added to the existing lease covering the five NOMS properties that the Company previously acquired. The triple-net lease has an initial term of 11 years with four additional five-year renewal options. The Company funded the acquisition using borrowings from its revolving credit facility.

•	On March 31, 2017, the Company acquired the Great Bend Regional Hospital located in Great Bend, KS for a purchase price of $24.50 million, adding a total of 63,978 square feet. Upon the closing of the acquisition, the Company entered into a new 15-year triple-net lease, with two ten-year renewal options. The Company funded the acquisition using borrowings from its revolving credit facility.

•	On March 31, 2017, the Company acquired a surgical hospital, a physical therapy center and an outpatient ambulatory surgery center located in Oklahoma City, OK, for an aggregate purchase price of $49.50 million. This purchase adds a total of 96,596 square feet. Upon closing of the acquisition of OCOM South, the Company assumed the existing triple-net lease agreement with a remaining initial lease term expiring August 31, 2034, subject to three consecutive five-year renewal options by the tenant. Upon closing of the acquisition of OCOM North, the Company assumed the existing triple-net lease agreement with a remaining initial lease term expiring on July 31, 2022, subject to two consecutive five-year renewal options by the tenant. The Company funded the acquisition using funds from its revolving credit facility.

In summary, the eight acquisitions for 10 facilities that were closed during the first quarter of 2017 encompassed 281,299 square feet of leasable space for a combined purchase price of approximately $107.5 million. Refer to the summary information in the table below.

Q1 2017 Completed Acquisition Summary Table
Property	City	State	Purchase Price	Square Feet	Cap Rate[1]
Geisinger	Lewisburg	PA	$7,300,000	28,480	7.30%
Las Cruces	Las Cruces	NM	$4,880,000	15,761	7.25%
Prescott	Prescott	AZ	$4,500,000	12,000	8.08%
SLHVI	Clermont	FL	$5,225,000	18,152	7.00%
SWFNA	Cape Coral	FL	$7,250,000	25,814	7.33%
NOMS	Sandusky	OH	$4,343,300	20,518	7.49%
GBRH	Great Bend	KS	$24,500,000	63,978	8.75%
OCOM	Oklahoma City	OK	$49,500,000	96,596	7.12%

[1]	Cap rates calculated based on current lease terms and do not give effect to future rent escalations.

Acquisition Activity Subsequent to March 31, 2017

•	On April 21, 2017, the Company closed the acquisition of the final property of the NOMS total portfolio of seven properties, as previously announced, for a purchase price of approximately $1.1 million, encompassing 5,055 square feet of leasable space. Refer to the summary information in the table below. The Company funded the acquisition using borrowings from its revolving credit facility.

Subsequent Acquisition Summary Table
Property	City	State	Purchase Price	Square Feet	Cap Rate[1]
NOMS	Sandusky	OH	$1,063,300	5,055	7.69%
[1]	Cap rates calculated based on current lease terms and do not give effect to future rent escalations.

Leasing Review

•	At March 31, 2017, the Company’s total portfolio included 42 buildings leased to 32 tenants.

•	Total gross leasable area across the Company’s portfolio was approximately 946,178 square feet as of March 31, 2017 with an overall leased rate of 100%.

•	The average lease term remaining for the entire portfolio was 12 years at March 31, 2017 with an average annual base rent of $24.83 per square foot.

Balance Sheet Summary

•	The Company’s cash and cash equivalents balance was $8.4 million as of March 31, 2017 compared to $19.7 million as of December 31, 2016.

•	The Company’s gross investment in real estate as of March 31, 2017 was $314.7 million compared to $206.6 million as of December 31, 2016. The gross investment balances included approximately $16 million and $7 million, respectively, of intangible assets acquired net of intangible liabilities acquired.

•	The Company’s total debt, which includes third party debt (net of unamortized deferred financing costs) and related party debt, was $167.8 million as of March 31, 2017, compared to $66.5 million as of December 31, 2016. The Company’s weighted-average interest rate and term of its debt was 3.38% and 3.9 years, respectively, as of March 31, 2017, compared to 4.29% and 6.04 years, respectively, as of December 31, 2016.

•	As noted above, on March 3, 2017 the Company entered into an amended secured credit facility agreement with an increased base commitment amount of up to $200 million plus an accordion feature of up to $50 million, bringing the total commitment under the amended secured credit facility to $250 million.

Earnings Call

The Company will hold its first quarter 2017 conference call later today, May 11, 2017, at 11:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet via the “Investor Relations” section of the Company’s website at www.globalmedicalreit.com or by clicking on the conference call link http://globalmedicalreit.equisolvewebcast.com/q1-2017, or they may participate in the conference call by dialing 1-877-407-3948 and referencing Global Medical REIT. An audio replay of the conference call will be posted on the Company’s website.

About Global Medical REIT Inc.

Global Medical REIT Inc. is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share. The Company’s strategy is to produce increasing, reliable rental revenue by expanding its portfolio, and leasing its healthcare facilities to market-leading operators under long-term triple-net leases. The Company’s management team has significant healthcare, real estate and public real estate investment trust, or REIT, experience and has long-established relationships with a wide range of healthcare providers. The Company intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2016.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding expected financial performance or other financial items; any statements concerning our plans, strategies, objectives and expectations for future operations and our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions; any statements regarding the expected size and growth of the healthcare real estate market, any statements regarding future economic conditions or performance, and any intentions to announce FFO and AFFO guidance ranges, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from estimates, stated expectations or projections contained in the Company’s forward-looking statements are set forth in the “Risk Factors” section of our Annual Report on Form 10-K, as amended by Amendment No. 2 thereto, for the year ended December 31, 2016, which were filed with the Unites States Securities and Exchange Commission on March 27, 2017 and May 9, 2017, respectively, and elsewhere in the reports the Company has filed with the United States Securities and Exchange Commission, including that unfavorable global and domestic economic conditions may adversely impact the Company’s business, the Company may not be successful in completing acquisitions in its investment pipeline or that it identifies and pursues in the future, and the Company’s expenses may be higher than anticipated. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

COMPANY CONTACT:	INVESTOR RELATIONS:

-OR-

Global Medical REIT Inc.	The Equity Group Inc.

Danica Holley	Jeremy Hellman
Chief Operating Officer	Senior Associate
(202) 524-6854 / danicah@globalmedicalreit.com	(212) 836-9626 / jhellman@equityny.com

Adam Prior
Senior Vice-President
(212) 836-9606 / aprior@equityny.com

Global Medical REIT Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2017	2016

Revenue
Rental revenue	$4,629,259	$1,298,978
Other income	29,599	15,081
Total revenue	4,658,858	1,314,059

Expenses
Acquisition fees	942,473	-
Acquisition fees – related party	-	754,000
General and administrative	2,840,807	888,529
Management fees – related party	627,147	90,000
Depreciation expense	1,346,053	398,830
Amortization expense	343,600	-
Interest expense	1,100,080	1,129,263
Total expenses	7,200,160	3,260,622
Net loss	$(2,541,302)	$(1,946,563)

Net loss per share – Basic and Diluted	$(0.14)	$(3.11)

Weighted average shares outstanding – Basic and Diluted	17,605,675	624,978

Global Medical REIT Inc.

Consolidated Balance Sheets

	As of
	March 31, 2017	December 31, 2016
Assets	(unaudited)

Investment in real estate:
Land	$23,130,337	$17,785,001
Building	270,401,823	179,253,398
Site improvements	2,686,216	1,465,273
Tenant improvements	2,552,449	1,186,014
	298,770,825	199,689,686
Less: accumulated depreciation	(4,669,968)	(3,323,915)
Investment in real estate, net	294,100,857	196,365,771
Cash	8,356,599	19,671,131
Restricted cash	1,773,909	941,344
Tenant receivables	347,110	212,435
Escrow deposits	2,528,996	1,212,177
Acquired lease intangible assets, net	15,991,981	7,144,276
Deferred assets	1,087,148	704,537
Deferred financing costs, net	1,570,381	927,085
Other assets	11,484	140,374
Total assets	$325,768,465	$227,319,130

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable and accrued expenses	$1,932,590	$573,997
Dividends payable	3,651,817	3,604,037
Security deposits	2,099,844	719,592
Due to related parties, net	586,899	580,911
Acquired lease intangible liability, net	475,343	277,917
Notes payable to related parties	421,000	421,000
Notes payable, net of unamortized discount of $1,028,797 and $1,061,602 at March 31, 2017 and December 31, 2016, respectively	38,446,103	38,413,298
Revolving credit facility	128,900,000	27,700,000
Total liabilities	176,513,596	72,290,752
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock $0.001 par value, 500,000,000 shares authorized at March 31, 2017 and December 31, 2016, respectively; 17,605,675 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	17,606	17,606
Additional paid-in capital	172,417,006	171,997,396
Accumulated deficit	(23,179,743)	(16,986,624)
Total stockholders' equity	149,254,869	155,028,378
Total liabilities and stockholders' equity	$325,768,465	$227,319,130

Global Medical REIT Inc.
Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended March 31,
	2017	2016
Operating activities
Net loss	$(2,541,302)	$(1,946,563)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	1,346,053	398,830
Amortization of deferred financing costs	158,672	90,241
Amortization of acquired lease intangible assets	343,600	-
Amortization of above (below) market leases	(8,200)	-
Stock-based compensation expense	419,610	-
Capitalized deal costs charged to expense	3,150	-
Changes in operating assets and liabilities:
Restricted cash	(1,130,144)	(319,499)
Tenant receivables	(134,675)	(261,955)
Prepaid assets	-	(27,925)
Deferred assets	(382,611)	(342,422)
Accounts payable and accrued expenses	1,358,593	884,147
Security deposits	1,380,252	319,499
Accrued management fees due to related party	6,438	90,000
Net cash provided by (used in) operating activities	819,436	(1,115,647)

Investing activities
Escrow deposits for purchase of properties	(1,308,324)	394,310
Loans to related party	-	(21,500)
Pre-acquisition costs for purchase of properties	125,740	-
Purchase of land, buildings, and other tangible and intangible assets and liabilities	(108,066,818)	(37,946,139)
Net cash used in investing activities	(109,249,402)	(37,573,329)

Financing activities
Change in restricted cash	297,579	(510,705)
Escrow deposits required by third party lenders	(8,495)	(829,519)
Loans (repaid to) from related party	(450)	152,893
Proceeds from notes payable from acquisitions	-	41,320,900
Payments on notes payable from acquisitions	-	(9,317,351)
Proceeds from note payable from related party	-	450,000
Proceeds from revolving credit facility	101,200,000	-
Payments of deferred financing costs	(769,163)	(1,090,079)
Dividends paid to stockholders	(3,604,037)	(164,152)
Net cash provided by financing activities	97,115,434	30,011,987

Net decrease in cash and cash equivalents	(11,314,532)	(8,676,989)
Cash and cash equivalents—beginning of period	19,671,131	9,184,270
Cash and cash equivalents—end of period	$8,356,599	$507,281
Supplemental cash flow information:
Cash payments for interest	$830,068	$337,609
Noncash financing and investing activities:
Accrued dividends payable	$3,651,817	$-
Conversion of convertible debenture due to majority stockholder to shares of common stock	$-	$15,000,000

Non-GAAP Financial Measures

FFO and AFFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission. The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with generally accepted accounting principles (”GAAP”) before non-controlling interests of holders of operating partnership units, excluding gains (or losses) from sales of property and extraordinary items, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The Company did not incur any gains or losses from the sales of property or record any adjustments for unconsolidated partnerships and joint ventures during the quarters ended March 31, 2017 or March 31, 2016. Because FFO excludes real estate related depreciation and amortization (other than amortization of deferred financing costs), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

Management calculates AFFO, which is also a non-GAAP financial measure, by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include acquisition and disposition costs, loss on the extinguishment of debt, straight line deferred rental revenue, stock-based compensation expense, amortization of deferred financing costs, recurring capital expenditures, recurring lease commissions, recurring tenant improvements and other items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company’s FFO and AFFO computations may not be comparable to FFO and AFFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, that interpret the NAREIT definition differently than the Company does or that compute FFO and AFFO in a different manner.

Global Medical REIT Inc.
Reconciliation of Funds from Operations (FFO)

(unaudited)

	Three Months Ended March 31,
	2017	2016

Net loss	$(2,541,302)	$(1,946,563)
Depreciation and amortization expense	1,689,653	398,830
Amortization of above (below) market leases	(8,200)	-
FFO	$(859,849)	$(1,547,733)

FFO per Share	$(0.05)	$(2.48)

Weighted Average Shares Outstanding	17,605,675	624,978

Global Medical REIT Inc.
Reconciliation of Adjusted Funds from Operations (AFFO)

(unaudited)

	Three Months Ended March 31,
	2017	2016

FFO	$(859,849)	$(1,547,733)
Acquisition costs	942,473	754,000
Straight line deferred rental revenue	(382,611)	(49,773)
Stock-based compensation expense	419,610	-
Amortization of deferred financing costs	158,672	90,241
AFFO	$278,295	$(753,265)

AFFO per Share	$0.02	$(1.21)

Weighted Average Shares Outstanding	17,605,675	624,978